ANNEX A



Reporting Person       Trade Date           Shares       Average Price/Share
			                     Sold      (excluding commissions &
								fees)(1)

FPR Partners, LLC	02/19/2019	     (72,660)		  74.5308
			02/20/2019           (71,855)		  74.6358
			02/21/2019           (50,000)		  74.4745
			02/22/2019	    (118,551)		  75.0521
			02/25/2019	     (10,000)		  75.4795
			04/09/2019	    (155,000)		  82.9197
			04/17/2019	     (82,772)		  88.2848
			04/18/2019	     (97,396)		  88.2689
			04/22/2019	    (228,528)		  88.6202
			04/23/2019          (134,545)             88.6349
			04/24/2019          (250,511)		  89.2057


(1) All transactions were conducted on the open market.